Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (the “Registration Statement”) to the use of the name Netherland, Sewell & Associates, Inc.; to the references to our reserves reports of Rice Drilling B LLC’s proved natural gas reserves estimates and future net revenue at December 31, 2012, and December 31, 2013; and the inclusion of our corresponding reserves report, dated February 21, 2014, in the Registration Statement as Exhibit 99.1. We also consent to the incorporation by reference in this Registration Statement on Form S-4 to the references to our reserves reports of Alpha Shale Resources, LP’s proved natural gas reserves estimates and future net revenue at December 31, 2012, and December 31, 2013; and the inclusion of our corresponding reserves report, dated February 21, 2014, in the Registration Statement as Exhibit 99.2. We also consent to the incorporation by reference in this Registration Statement on Form S-4 to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

December 2, 2014